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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated August 4, 1997, except for Note 15 as to which the date is November 7, 1997, with respect to the consolidated financial statements included in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-37159) and related prospectus of IOMED, Inc. for the registration of 1,700,000 shares of its common stock.

                                        /s/ Ernst & Young LLP

Salt Lake City, Utah
December 18, 1997